HENRY SCHEIN
                                 NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                     FOR:     Henry Schein, Inc.
                                     CONTACT: Steven Paladino
                                              Executive Vice President and
                                              Chief Financial Officer
                                              steven.paladino@henryschein.com
                                              (631) 843-5500

                                              Susan Vassallo
                                              Director, Corporate Communications
                                              susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                         (631) 843-5562


                       HENRY SCHEIN REPORTS FOURTH QUARTER
                 DILUTED EPS FROM CONTINUING OPERATIONS OF $0.59

MELVILLE, N.Y. - February 22, 2006 - Henry Schein, Inc. (Nasdaq: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended December 31, 2005.
         Net sales for the fourth quarter of 2005 were $1.34 billion, an increase of 16.2% from the fourth quarter of 2004 (See Exhibit A for details of sales growth). This increase includes 18.4% local currency growth (13.5% internally generated and 4.9% from acquisitions) offset by a 2.2% decline related to foreign currency exchange. The fourth quarter of 2005 included an additional week compared with the fourth quarter of 2004. The Company estimates that the extra week accounted for approximately 5% to 6% of net sales growth.
         Fourth quarter income from continuing operations was $52.5 million, up 78.4% compared with the fourth quarter of 2004, and earnings per diluted share from continuing operations were $0.59, up 78.8% compared with the prior-year quarter. Excluding a one-time charge in the fourth quarter of 2004 of $8.4 million after tax, fourth quarter 2005 income and earnings per diluted share from continuing operations grew by 38.9% and 37.2% respectively (See Exhibit B for details).
         "Our excellent fourth quarter results cap off a year of solid financial performance by Henry Schein. We are pleased to report record quarterly net sales that reflect market share gains in our Dental, Medical and International businesses, which were further bolstered by strategic acquisitions," commented Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.
         For the quarter, Dental sales increased 17.4%, including 17.1% growth in local currencies (12.2% internally generated and 4.9% from acquisitions) and 0.3% related to foreign currency exchange. Of the 17.1% local currency growth, Dental consumable merchandise sales increased

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


15.9% (11.0% internal growth and 4.9% acquisition growth) and Dental equipment sales and service revenues were up 20.0% (15.0% internal growth and 5.0% acquisition growth). Internal sales growth in Dental consumable merchandise and in equipment sales and service revenues was augmented by the acquisitions of Ash Temple in Canada and Barton-Cyker in the United States.
         Medical sales increased 20.8% during the fourth quarter (19.6% internal growth and 1.2% acquisition growth), reflecting an acceleration of growth from recent quarters. Medical sales other than influenza vaccine sales increased 13.2% (11.9% internal growth and 1.3% acquisition growth). Medical sales for the 2005 fourth quarter reflect the resumption of distribution of Chiron's Fluvirin(R) influenza vaccine. The Company sold 3.7 million doses of Fluvirin during the quarter, which was at the high end of its estimate of 2 million to 4 million doses.
         For the quarter, International sales increased 10.3%, including 18.5% growth in local currencies (9.3% internally generated and 9.2% from acquisitions) offset by a 8.2% decline related to foreign currency exchange. Internal sales growth was bolstered by the acquisitions of the Demedis operations in Austria, Halas Dental in Australia and Shalfoon Bros. in New Zealand.
         Technology and Value-Added Services sales were 4.7% ahead of prior year, including 4.5% growth in local currencies (all internal) and 0.2% related to foreign currency exchange. Electronic services revenues continued a strong double-digit growth trend.
         On November 3, 2005, Henry Schein celebrated its 10-year anniversary as a publicly traded company. Commenting on this milestone, Mr. Bergman said, "Among our reasons for pursuing an initial public offering was to provide funding for future growth, and as measured by any number of metrics, our growth during the past decade has been impressive. To cite just a couple of examples of our financial performance, since 1995 our net sales have grown at a compound annual growth rate of slightly more than 22%, rising seven-fold from $616 million in 1995 to $4.6 billion in 2005.
         "The 10-year income from continuing operations compound annual growth rate was even higher, at 33%," he continued. "Income from continuing operations during this period rose 18-fold, from $9 million in 1995 to $162 million in 2005. And our earnings per diluted share, which stood at a split-adjusted $0.35 in 1995, reached $1.82 per share in 2005 as we reported today, representing a 10-year compound annual growth rate of 18%."
         The Company noted that all 1995 financial data does not reflect subsequent restatements for pooling of interest transactions and excludes certain proforma adjustments.

Stock Repurchase Plan
        In June 2004 and again in November 2005 the Company announced share repurchase programs of up to $100 million worth of common stock each, under which 632,000 shares were


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repurchased during the fourth quarter at an average price of $39.81 per share.
The impact of the repurchase of shares under this program on fourth quarter diluted EPS was immaterial.

2006 EPS Guidance
         Henry Schein affirms 2006 financial guidance, as first announced on November 28, 2005, as follows:

    o 2006 diluted EPS is expected to be $2.20 to $2.26, excluding the impact of expensing stock options per Financial Accounting Standards No. 123(R), which the Company estimates to be $0.12 per diluted share.
    o Diluted EPS growth is expected to be in the low double digits percentage range for the first half of 2006, and then to accelerate for the second half of the year due to the impact of seasonal influenza vaccine sales and the timing of certain expenses.
    o This 2006 diluted EPS guidance includes Henry Schein's expectations that it will distribute approximately 15 million to 17 million doses of influenza vaccine during 2006, including product manufactured by GlaxoSmithKline Biologicals (which includes the former ID Biomedical), Chiron Corporation and sanofi pasteur.
    o All guidance is for current continuing operations including completed acquisitions, and does not include the impact of potential future acquisitions.

Fourth Quarter Conference Call Webcast
         The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 475,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $4.6 billion in 2005. The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries

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with a comprehensive selection of more than 160,000 national and Henry Schein private-brand products.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have been installed in more than 50,000 practices - DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics.
         Headquartered in Melville, N.Y., Henry Schein employs nearly 11,000 people and has operations in 19 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

         In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of the Company's operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the Company has filed with the SEC and will be contained in all subsequent periodic filings made with the SEC. These documents identify in detail important risk factors that could cause the Company's actual performance to differ materially from current expectations.


         Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect the Company; financial risks associated with the Company's international operations; fluctuations in quarterly earnings; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on the Company's continued product development, technical support and successful marketing in the technology segment; the Company's dependence upon sales personnel and key customers; the Company's dependence on its senior management; the Company's dependence on third parties for the manufacture and supply of its products; possible increases in the cost of shipping the Company's products or other service trouble with the Company's third-party shippers; risks from rapid technological change; and risks from potential increases in variable interest rates.

         The order in which these factors appear should not be construed to indicate their relative importance or priority. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty and has no obligation to update forward-looking statements.


                                        -4-
                                (TABLES TO FOLLOW)

                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)



                                                                Three Months Ended                Years Ended
                                                            --------------------------    --------------------------
                                                            December 31,   December 25,   December 31,   December 25,
                                                                2005           2004           2005           2004
                                                            -----------    -----------    -----------    -----------
                                                            (unaudited)    (unaudited)
Net sales ................................................  $ 1,343,141    $ 1,156,122    $ 4,635,929    $ 3,898,485
Cost of sales ............................................      965,666        841,792      3,318,993      2,844,020
                                                            -----------    -----------    -----------    -----------
       Gross profit ......................................      377,475        314,330      1,316,936      1,054,465
Operating expenses:
    Selling, general and administrative ..................      288,240        264,085      1,035,848        844,715
                                                            -----------    -----------    -----------    -----------
       Operating income ..................................       89,235         50,245        281,088        209,750
Other income (expense):
    Interest income ......................................        2,846          1,143          7,315          6,110
    Interest expense .....................................       (7,222)        (5,582)       (25,508)       (17,596)
    Other, net ...........................................          744            (83)         1,659            365
                                                            -----------    -----------    -----------    -----------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings of affiliates ...........................       85,603         45,723        264,554        198,629
Income taxes .............................................      (31,247)       (16,913)       (97,002)       (73,506)
Minority interest in net loss (income) of subsidiaries ...       (2,215)           221         (5,991)        (1,486)
Equity in earnings of affiliates .........................          313            368            827          1,699
                                                            -----------    -----------    -----------    -----------
Income from continuing operations ........................       52,454         29,399        162,388        125,336

Discontinued operations:
    Income (loss) from operations of discontinued
       components ........................................       (1,268)           176        (18,448)(1)      4,745
    Income tax benefit (expense)..........................          514            (25)         7,386         (1,898)
                                                            -----------    -----------    -----------    -----------
    Income (loss) from discontinued operations ...........         (754)           151        (11,062)         2,847
                                                            -----------    -----------    -----------    -----------
Net income ...............................................  $    51,700    $    29,550    $   151,326    $   128,183
                                                            ===========    ===========    ===========    ===========

Earnings from continuing operations per share:
    Basic ................................................  $      0.60    $      0.34    $      1.87    $      1.44
                                                            ===========    ===========    ===========    ===========
    Diluted ..............................................  $      0.59    $      0.33    $      1.82    $      1.40
                                                            ===========    ===========    ===========    ===========

Earnings (loss) from discontinued operations per share:
    Basic ................................................  $     (0.01)    $     0.00    $     (0.13)    $     0.03
                                                            ===========    ===========    ===========    ===========
    Diluted ..............................................  $     (0.01)    $     0.00    $     (0.12)   $      0.03
                                                            ===========    ===========    ===========    ===========

Earnings per share:
    Basic ................................................  $      0.59    $      0.34    $      1.74    $      1.47
                                                            ===========    ===========    ===========    ===========
    Diluted ..............................................  $      0.58    $      0.33    $      1.70    $      1.43
                                                            ===========    ===========    ===========    ===========


Weighted-average common shares outstanding:
    Basic ................................................       87,075         86,595         87,006         87,253
                                                            ===========    ===========    ===========    ===========
    Diluted ..............................................       89,261         88,546         89,187         89,462
                                                            ===========    ===========    ===========    ===========

Note: The above prior period amounts have been adjusted to reflect the effects of our discontinued operations.

(1) Includes write-down of long-lived assets of $11.9 million recorded in the third quarter of 2005.

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                       December 31,   December 25,
                                                                                           2005           2004
                                                                                       -----------    -----------
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $   254,498    $   186,621
    Available-for-sale securities...............................................            80,195            --
    Accounts receivable, net of reserves of $52,308 and $44,852 ................           582,617        554,666
    Inventories ................................................................           505,542        486,494
    Deferred income taxes ......................................................            35,505         28,795
    Prepaid expenses and other .................................................           126,052        174,167
                                                                                       -----------    -----------
            Total current assets ...............................................         1,584,409      1,430,743
Property and equipment, net ....................................................           190,746        176,103
Goodwill .......................................................................           626,869        627,215
Other intangibles, net .........................................................           123,204        129,285
Investments and other ..........................................................            57,892         70,324
                                                                                       -----------    -----------
            Total assets .......................................................       $ 2,583,120    $ 2,433,670
                                                                                       ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $   371,392    $   367,213
    Bank credit lines ..........................................................             2,093          5,969
    Current maturities of long-term debt .......................................            33,013          3,906
    Accrued expenses:
       Payroll and related .....................................................            96,113         89,431
       Taxes ...................................................................            65,070         70,970
       Other ...................................................................           156,433        156,410
                                                                                       -----------    -----------
            Total current liabilities ..........................................           724,114        693,899
Long-term debt .................................................................           489,520        525,682
Deferred income taxes ...........................................................           74,042         66,599
Other liabilities ..............................................................            53,547         28,999

Minority interest ..............................................................            12,353         12,438
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................               --             --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       87,092,238 outstanding on December 31, 2005 and
       120,000,000 shares authorized, 86,650,428 outstanding on
       December 25, 2004 .......................................................               871            867
   Additional paid-in capital ..................................................           472,960        445,573
   Retained earnings ...........................................................           735,079        615,265
   Accumulated other comprehensive income ......................................            21,059         44,785
   Deferred compensation .......................................................              (425)          (437)
                                                                                       -----------    -----------
            Total stockholders' equity .........................................         1,229,544      1,106,053
                                                                                       -----------    -----------
            Total liabilities and stockholders' equity .........................       $ 2,583,120    $ 2,433,670
                                                                                       ===========    ===========


Note: Included above, as of December 31, 2005, there are approximately $44 million of accounts receivable, net of reserves, and approximately $16 million of inventories, net of reserves, related to our discontinued operations.

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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                             For the Periods Ended December 31, 2005 and December 25, 2004
                                                  (in thousands)

                                                                                           Three Months Ended
                                                                                       --------------------------
                                                                                           2005           2004
                                                                                       -----------    -----------
                                                                                       (unaudited)    (unaudited)

Cash flows from operating activities:
    Net income .................................................................       $    51,700    $    29,550
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Depreciation and amortization .......................................            17,798         18,095
           Impairment from write-down of long-lived assets .....................               --             --
           Provision for losses on trade and other accounts receivable .........               889          2,031
           Deferred income taxes ...............................................             1,609         10,095
           Stock issued to 401(k) plan .........................................               --             --
           Undistributed earnings of affiliates ................................              (313)          (368)
           Minority interest in net income (loss) of subsidiaries ..............             2,215           (221)
           Other ...............................................................            (1,299)        (2,514)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................            27,643         (2,023)
                 Inventories ...................................................           (27,641)       (18,338)
                 Other current assets ..........................................           (11,505)       (18,406)
                 Accounts payable and accrued expenses .........................            90,463        114,629
                                                                                       -----------    -----------
Net cash provided by operating activities.......................................           151,559        132,530
                                                                                       -----------    -----------
Cash flows from investing activities:
     Purchases of fixed assets .................................................           (14,625)       (13,150)
     Payments for business acquisitions, net of cash acquired ..................            (9,665)        19,654   (1)
     Payments related to pending business acquisitions .........................               --          (3,950)
     Purchases of available-for-sale securities ................................          (103,520)           --
     Proceeds from sales of marketable securities ..............................            31,749            --
     Proceeds from settlement of note receivable ...............................             2,616            --
     Net proceeds from (payments for) foreign exchange
      forward contract settlements .............................................             7,188         (5,013)
     Other .....................................................................            (9,414)        10,717
                                                                                       -----------    -----------
Net cash provided by (used in) investing activities ............................           (95,671)         8,258
                                                                                       -----------    -----------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................               --             --
     Payments for debt issuance costs ..........................................               --            (627)
     Net payments for bank borrowings ..........................................              (637)        (1,258)
     Repayments of debt assumed in business acquisitions .......................               --             --
     Principal payments for long-term debt .....................................            (3,005)          (295)
     Proceeds from issuance of stock upon exercise of stock options ............             4,222          2,172
     Payments for repurchases of common stock ..................................           (25,159)       (11,547)
     Other .....................................................................               182            144
                                                                                       -----------    -----------
Net cash provided by (used in) financing activities ............................           (24,397)       (11,411)
                                                                                       -----------    -----------
Net change in cash and cash equivalents ........................................            31,491        129,377
Effect of exchange rate changes on cash and cash equivalents ...................             2,930        (15,727)
Cash and cash equivalents, beginning of period .................................           220,077         72,971
                                                                                       -----------    -----------
Cash and cash equivalents, end of period .......................................       $   254,498    $   186,621
                                                                                       ===========    ===========


                                                                                               Years Ended
                                                                                       --------------------------
                                                                                           2005           2004
                                                                                       -----------    -----------

Cash flows from operating activities:
    Net income .................................................................       $   151,326    $   128,183
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Depreciation and amortization .......................................            60,345         51,326
           Impairment from write-down of long-lived assets .....................            11,928            --
           Provision for losses on trade and other accounts receivable .........             6,524          3,820
           Deferred income taxes ...............................................             2,792         13,294
           Stock issued to 401(k) plan .........................................             3,223          2,805
           Undistributed earnings of affiliates ................................              (827)        (1,699)
           Minority interest in net income (loss) of subsidiaries ..............             5,991          1,486
           Other ...............................................................              (231)         1,519
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................           (14,002)       (35,075)
                 Inventories ...................................................             6,484        (28,614)
                 Other current assets ..........................................            30,147        (13,919)
                 Accounts payable and accrued expenses .........................             1,441         67,873
                                                                                       -----------    -----------
Net cash provided by operating activities.......................................           265,141        190,999
                                                                                       -----------    -----------
Cash flows from investing activities:
     Purchases of fixed assets .................................................           (50,829)       (37,837)
     Payments for business acquisitions, net of cash acquired ..................           (68,213)      (132,375)
     Payments related to pending business acquisitions .........................               --         (17,439)
     Purchases of available-for-sale securities ................................          (111,945)           --
     Proceeds from sales of marketable securities ..............................            31,749         14,472
     Proceeds from settlement of note receivable ...............................            14,395            --
     Net proceeds from (payments for) foreign exchange
      forward contract settlements .............................................            30,818         (8,234)
     Other .....................................................................            (8,841)         9,584
                                                                                       -----------    -----------
Net cash provided by (used in) investing activities ............................          (162,866)      (171,829)
                                                                                       -----------    -----------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................               --         240,000
     Payments for debt issuance costs ..........................................              (650)        (5,781)
     Net payments for bank borrowings ..........................................            (3,525)        (7,339)
     Repayments of debt assumed in business acquisitions .......................               --        (135,718)
     Principal payments for long-term debt .....................................            (8,483)        (3,359)
     Proceeds from issuance of stock upon exercise of stock options ............            29,500         21,425
     Payments for repurchases of common stock ..................................           (52,276)       (82,213)
     Other .....................................................................            (3,432)          (645)
                                                                                       -----------    -----------
Net cash provided by (used in) financing activities ............................           (38,866)        26,370
                                                                                       -----------    -----------
Net change in cash and cash equivalents ........................................            63,409         45,540
Effect of exchange rate changes on cash and cash equivalents ...................             4,468        (16,270)
Cash and cash equivalents, beginning of period .................................           186,621        157,351
                                                                                       -----------    -----------
Cash and cash equivalents, end of period .......................................       $   254,498    $   186,621
                                                                                       ===========    ===========

NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

(1) Primarily reflects proceeds received from the divestiture of DentalMV GmbH in July 2004 which was treated as a reduction of purchase price of the Demedis Group acquired in June 2004.

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

Exhibit A

                                                 Henry Schein, Inc.
                                         2005 Fourth Quarter and Full Year
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q4 2005 over Q4 2004
                                               --------------------


                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal                                            13.5%          12.2%           19.6%          9.3%            4.5%

Acquisitions                                         4.9%           4.9%            1.2%          9.2%             --
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    18.4%          17.1%           20.8%         18.5%            4.5%

Foreign Currency Exchange                           -2.2%           0.3%             --          -8.2%            0.2%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             16.2%          17.4%           20.8%         10.3%            4.7%
                                               ============    ===========    ============  =============   ============



                                        Full Year 2005 over Full Year 2004
                                        ----------------------------------


                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal                                             8.4%          11.3%            7.6%          4.8%            5.4%

Acquisitions                                        10.4%           6.6%            1.0%         30.9%             --
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    18.8%          17.9%            8.6%         35.7%            5.4%

Foreign Currency Exchange                            0.1%           0.5%             --          -0.3%            0.2%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             18.9%          18.4%            8.6%         35.4%            5.6%
                                               ============    ===========    ============  =============   ============

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


Exhibit B

                                                 Henry Schein, Inc.
                                         2005 Fourth Quarter and Full Year
                                            Details of Growth Comparison
                                              Income Statement Summary
                                        (in thousands, except per share data)
                                                    (unaudited)

                                                             Fourth Quarter          %                Full Year              %
                                                           2005          2004      Growth         2005           2004      Growth
As Reported
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                               $1,343,141   $1,156,122     16.2%      $4,635,929    $3,898,485     18.9%
Operating Income                                        $   89,235   $   50,245     77.6%      $  281,088    $  209,750     34.0%
Margin                                                        6.6%        4.3%       230 bp         6.1%          5.4%        68 bp
Income from Continuing Operations                       $   52,454   $  $29,399     78.4%      $  162,388    $  125,336     29.6%
Diluted EPS from Continuing Operations                  $     0.59   $     0.33     78.8%      $     1.82    $     1.40     30.0%
Net Income                                              $   51,700   $  $29,550     75.0%      $  151,326    $  128,183     18.1%
Diluted EPS                                             $     0.58   $     0.33     75.8%      $     1.70    $     1.43     18.9%
------------------------------------------------------------------------------------------------------------------------------------


Add: One-Time Charge Related to Influenza Vaccine Contract (1)
Net Sales                                                      --          --                         --            --
Operating Income                                               --      $13,246                        --        $13,246
Income from Continuing Operations                              --        8,358                        --          8,358
Diluted EPS from Continuing Operations                         --         0.10                        --           0.10
Net Income                                                     --        8,358                        --          8,358
Diluted EPS                                                    --         0.10                        --           0.10


Comparable Basis
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                               $1,343,141   $1,156,122     16.2%      $4,635,929    $3,898,485     18.9%
Operating Income                                        $   89,235   $   63,491     40.5%      $  281,088    $  222,996     26.1%
Margin                                                        6.6%         5.5%      115 bp          6.1%          5.7%       34 bp
Income from Continuing Operations                       $   52,454   $   37,757     38.9%      $  162,388    $  133,694     21.5%
Diluted EPS from Continuing Operations                  $     0.59   $     0.43     37.2%      $     1.82    $     1.50     21.3%
Net Income                                              $   51,700   $   37,908     36.4%      $  151,326    $  136,541     10.8%
Diluted EPS                                             $     0.58   $     0.43     34.9%      $     1.70    $     1.53     11.1%
------------------------------------------------------------------------------------------------------------------------------------


(1) In the fourth quarter of 2004, there was a $13.2 million pre-tax ($8.4 million post-tax) one-time charge associated with an agreement with Chiron Corporation to distribute Fluvirin influenza vaccine. This one-time charge was included in the "Selling, general and administrative" expense line on the statements of income.

Use of Non-GAAP Measures: The above information includes financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"). The above table reconciles operating income from continuing operations, net income and diluted earnings per share, the Company's most directly comparable measure calculated and presented in accordance with GAAP, to comparable amounts as adjusted to eliminate the effect of a one-time item.

Management eliminated the effect of such one-time item to assist in evaluating the underlying operational performance of the Company's business, excluding such one-time item, over the periods presented. Management believes that this presentation is appropriate and facilitates such an evaluation by management, investors and analysts. This measure should be considered supplemental to, and not a substitute for or superior to, financial measures calculated in accordance with GAAP.

Note: Prior periods adjusted to reflect the effect of our discontinued operations.


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

Exhibit C

                                                 Henry Schein, Inc.
                              Discontinued Operations 2005 Quarterly and Full Year Results
                                       (in thousands, except per share data)
                                                    (unaudited)


                                                           Q1 2005        Q2 2005         Q3 2005         Q4 2005      YTD Q4 2005
                                                         -----------    -----------     -----------     -----------    -----------

Sales                                                    $    38,413    $    37,192     $    37,306     $    39,845    $   152,756

Income (loss) from discontinued operations (including
    write-down of long-lived assets of $7.0 million,
    after tax)                                           $       407    $      (762)    $    (9,953)    $      (754)   $   (11,062)

Earnings (loss) from discontinued operations per share:
    Basic                                                $      0.00    $      0.00     $     (0.12)    $     (0.01)   $     (0.13)
    Diluted                                              $      0.00    $      0.00     $     (0.12)    $     (0.01)   $     (0.12)


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